EXHIBIT 99.1

Anaren Reports 3rd Quarter Fiscal 2013 Results

SYRACUSE, N.Y., April 23, 2013 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq:ANEN) today reported net sales for the fiscal 2013 third quarter ended March 31, 2013 of $39.0 million, up 12.3% from $34.7 million for the third quarter of last year.

GAAP (U.S. generally accepted accounting principles) net income for the third quarter of fiscal 2013 was $5.3 million, or $0.41 per diluted share, up 167% from $2.0 million, or $0.14 per diluted share for the third quarter of last year.

Non-GAAP diluted earnings per share, excluding non-cash equity based compensation and intangible asset amortization, was $0.47 for the third quarter of fiscal 2013 compared to non-GAAP diluted earnings per share of $0.19 for the third quarter of fiscal 2012.

Both GAAP and Non-GAAP net income for the third quarter were enhanced by a one-time favorable adjustment of approximately $1.6 million, or $0.12 per diluted share, resulting from the reinstatement of the federal Research & Experimentation Tax Credit, in January 2013, retroactive to January 2012.

GAAP operating income for the third quarter of fiscal 2013 was $4.9 million, or 12.6% of net sales, up 181% from $1.8 million, or 5.0% of net sales for the third quarter of last year. Non-GAAP operating income for the third quarter of fiscal 2013, which excludes non-cash equity based compensation and intangible asset amortization, was $6.1 million, or 15.6% of net sales, up 105% from $3.0 million, or 8.6% of net sales for the third quarter of fiscal 2012.

The Company had a net income tax benefit for the third quarter of fiscal 2013 of $0.4 million, representing an effective tax rate of (8.1) %. This compares to an income tax benefit of $0.1 million for the third quarter of fiscal 2012, representing an effective tax rate of (4.7) %. The tax benefit resulted from the reinstatement of the federal Research & Experimentation Tax Credit retroactive to January 2012. The projected effective tax rate for fiscal 2013, absent one-time events and adjusted for the reinstatement of the federal Research & Experimentation Tax Credit in January 2013, is expected to be approximately 25%.

Lawrence A. Sala, Anaren's Chairman, President and CEO, said, "The growth in net sales and improved profitability for the quarter was driven by both the Space & Defense and Wireless Groups. The Space & Defense Group business is benefiting from improved operational execution and a growing percentage of Space related business."

Net sales for the nine months ended March 31, 2013 were $116.0 million, up 6.3% from net sales of $109.2 million for the first nine months of last year. GAAP net income for the first nine months of fiscal 2013 was $11.7 million, or $0.88 per diluted share, up 105% from $5.7 million, or $0.39 per diluted share for the first nine months of last year.

Non-GAAP diluted earnings per share, excluding non-cash equity based compensation and intangible amortization, was $1.06 for the first nine months of fiscal 2013 compared to non-GAAP diluted earnings per share of $0.55 for the first nine months of fiscal 2012.

During the third quarter of fiscal 2013, the Company generated $8.4 million in operating cash flow compared to $2.3 million in the third quarter of fiscal 2012. Additionally, during the current quarter the Company repurchased 10,793 shares of its common stock for a total of $0.2 million and expended $1.9 million for capital additions. Non-operating cash receipts for the quarter included $0.2 million from the exercise of stock options and $0.6 million received as partial compensation for the condemnation of the Company's leased China facility. During the third quarter, the Company repaid the $8.0 million outstanding balance on its revolving credit facility and at March 31, 2013, had zero outstanding debt. Cash, cash equivalents and marketable debt securities were $42.7 million at March 31, 2013, down $0.9 million from December 31, 2012.

Wireless Group

Wireless Group net sales for the quarter were $12.0 million, up 16.9% from the third quarter of fiscal 2012, but sequentially down 6.9% compared to the second quarter of fiscal 2013, due primarily to price reductions that became effective January 1, 2013. Demand from wireless infrastructure customers has remained stable in recent quarters and current forecasts indicate comparable demand for the fourth quarter.

New product investments for the quarter continued to be focused on expansion of the wireless infrastructure components and low power wireless Anaren Integrated Radio (AIR) module product lines. During the quarter the Group received an order of approximately $0.5 million from a European customer for AIR modules to be delivered over the next 14 months representing the first substantial AIR product order from a single customer.

Customers that generated greater than 10% of Wireless Group net sales for the quarter were Arrow Electronics, Richardson and Huawei.

Space & Defense Group

Space & Defense Group net sales for the quarter were $27.0 million, up 10.3% from the third quarter of fiscal 2012. Continued improved operational execution and a more favorable product mix during the current quarter resulted in higher profitability for the Group compared to the third quarter last year.

New orders for the quarter totaled $18.2 million and were driven by numerous space, radar and electronic warfare applications. Orders for the quarter were lower than sales levels largely due to timing. Space & Defense Group order backlog at March 31, 2013 was approximately $95.9 million.

Customers that generated greater than 10% of Space & Defense Group net sales for the quarter were Lockheed Martin and Raytheon.

Non-GAAP Financial Measures

In addition to presenting financial results calculated in accordance with GAAP, Anaren's earnings release contains non-GAAP financial measures including: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP measures are each adjusted from GAAP results to exclude certain non-cash items including equity based compensation and intangible asset amortization.

The Company believes these non-GAAP financial measures provide useful information to both management and investors to help understand and compare business trends among reporting periods on a consistent basis. Additionally, these non-GAAP financial measurements are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Outlook

For the fourth quarter of fiscal 2013, we anticipate comparable sales for both the Space & Defense Group and the Wireless Group compared to the third quarter levels. As a result, we expect net sales to be in the range of $37 to $41 million. We expect GAAP net earnings to be in the range of $0.22 - $0.28 per diluted share for the fourth quarter.

Non-GAAP net earnings, which are inclusive of approximately $0.05 -$0.06 per diluted share related to expected equity based compensation expense and amortization of intangibles assets, are expected to be in the range of $0.28 - $0.34 per diluted share for the fourth quarter.

Both GAAP and Non GAAP projections exclude any one time fees and expenses associated with the unsolicited offer by Vintage Capital Management, LLC to acquire the Company.

Unsolicited Offer By Vintage Capital Management, LLC

On April 15, 2013, the Company received a written non-binding offer from Vintage Capital Management, LLC to acquire the Company in a cash transaction for $23.00 per share. The Company's Board of Directors has formed a special committee of independent directors to review and evaluate this offer, which will communicate its conclusion to the Company's shareholders.

Additional Information And Where To Find It

This communication does not constitute either a solicitation of a proxy or an offer to buy or solicitation of an offer to sell any securities. No proxy solicitation or tender offer for the shares of Anaren, Inc. (the "Company") has commenced at this time. If a tender offer is commenced, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission ("SEC"). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by the Company may be obtained free of charge by contacting David Ferrara, Corporate Secretary and General Counsel, at (315) 362-0510.

Forward-Looking Statements

The statements contained in this news release which are not historical information are "forward-looking statements." These and other forward-looking statements are based on management's current expectations and are subject to business, market and economic risks and uncertainties that could cause actual results to differ materially from those discussed. You are encouraged to review Anaren's filings with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

Conference Call

Anaren will host a live teleconference, open to the public on the Anaren Investor Info, Live Webcast Web Site (www.anaren.com) on April 24, 2013 at 8:30 a.m. (ET). A replay of the conference call will be available at 11:30 a.m. (ET) beginning April 24 through 11:30 p.m. on May 1, 2013. To listen to the replay, interested parties may dial in the U.S. at 1-855-859-2056 and International at 1-404-537-3406. The passcode is 34525155. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-877-734-4580 and International is 1-678-905-9378.

Company Background

Anaren designs, manufactures and sells complex microwave components and subsystems for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

ANAREN, INC.
Condensed Consolidated Statements of Income
(in thousands except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012

Net sales	$ 38,974	$ 34,717	$ 116,038	$ 109,174

Cost of sales	24,718	23,027	72,353	71,619
Gross profit	14,256	11,690	43,685	37,555
	36.6%	33.7%	37.6%	34.4%
Operating expenses:
Marketing	2,508	2,553	7,422	7,586
Research and development	3,401	3,133	9,978	10,182
General and administration	3,421	4,252	12,288	13,038
Total operating expenses	9,330	9,938	29,688	30,806

Operating income	4,926	1,752	13,997	6,749
	12.6%	5.0%	12.1%	6.2%
Other income (expense):
Other income	51	175	412	454
Interest expense	(44)	(19)	(109)	(152)
Total other income, net	7	156	303	302

Income before income tax expense (benefit)	4,933	1,908	14,300	7,051
Income tax expense (benefit)	(400)	(90)	2,600	1,350
Net income	$ 5,333	$ 1,998	$ 11,700	$ 5,701
	13.7%	5.8%	10.1%	5.2%

Earnings per share:
Basic	$ 0.43	$ 0.14	$ 0.92	$ 0.40
Diluted	$ 0.41	$ 0.14	$ 0.88	$ 0.39

Weighted average common shares outstanding:
Basic	12,490	14,070	12,730	14,143
Diluted	13,033	14,696	13,302	14,783

ANAREN, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2013	June 30, 2012

Assets:
Cash, cash equivalents and short-term investments	$ 35,939	$ 32,232
Receivables, less allowances	30,704	29,521
Inventories	37,671	36,443
Prepaid expenses and other assets	8,198	6,650
Total current assets	112,512	104,846

Securities held to maturity	6,794	11,657
Property, plant, and equipment, net	41,112	47,171
Goodwill	42,343	42,343
Other intangibles, net	7,060	7,770
Total assets	$ 209,821	$ 213,787

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$ 6,800	$ 8,604
Accrued expenses	4,985	3,926
Customer advance payments	1,393	1,307
Other liabilities	1,719	2,068
Total current liabilities	14,897	15,905

Other non-current liabilities	12,711	12,379
Total liabilities	27,608	28,284

Stockholders' Equity:
Common stock and additional paid-in capital	228,565	223,326
Retained earnings	154,826	143,126
Accumulated other comprehensive loss	(2,939)	(3,026)
Less: cost of treasury shares	(198,239)	(177,923)
Total stockholders' equity	182,213	185,503

Total liabilities and stockholders' equity	$ 209,821	$ 213,787

ANAREN, INC.
Reconciliation of GAAP and Non-GAAP Gross Profit, Operating Income, Net Income and Dilluted Earnings Per Share
(in thousands except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012

Net sales	$ 38,974	$ 34,717	$ 116,038	$ 109,174

GAAP gross profit	$ 14,256	$ 11,690	$ 43,685	$ 37,555
Equity-based compensation expense (1)	210	201	687	606
Amortization of intangibles (2)	39	39	117	117
Non-GAAP gross profit	$ 14,505	$ 11,930	$ 44,489	$ 38,278
% of sales	37.2%	34.4%	38.3%	35.1%

GAAP operating income	$ 4,926	$ 1,752	$ 13,997	$ 6,749
Equity-based compensation expense (1)	928	922	2,975	2,869
Amortization of intangibles (2)	227	298	709	894
Non-GAAP operating income	$ 6,081	$ 2,972	$ 17,681	$ 10,512
% of sales	15.6%	8.6%	15.2%	9.6%

GAAP net income	$ 5,333	$ 1,998	$ 11,700	$ 5,701
Equity-based compensation expense (1)	928	922	2,975	2,869
Amortization of intangibles (2)	227	298	709	894
Tax effect	(416)	(439)	(1,326)	(1,354)
Non-GAAP net income	$ 6,072	$ 2,779	$ 14,058	$ 8,110
% of sales	15.6%	8.0%	12.1%	7.4%

Diluted earnings per share
GAAP diluted earnings per share	$ 0.41	$ 0.14	$ 0.88	$ 0.39
Equity-based compensation expense (1)	0.07	0.06	0.22	0.19
Amortization of intangibles (2)	0.02	0.02	0.05	0.06
Tax adjustments	(0.03)	(0.03)	(0.09)	(0.09)
Non-GAAP diluted earnings per share	$ 0.47	$ 0.19	$ 1.06	$ 0.55

Weighted average common shares outstanding
Diluted	13,033	14,696	13,302	14,783

1) These costs represent expense recognized in accordance with the share-based compensation accounting rules.

2) These costs represent amortization of intangible assets for the three and nine months ended March 31, 2013 and 2012.

ANAREN, INC.
Reconciliation of GAAP and Non-GAAP Gross Profit, Operating Income, and Earnings Per Share
(in thousands)
(unaudited)

The following table details the Non-GAAP, Non-Cash expenses related to equity-based compensation and intangible asset amortization by expense category.

	Three Months Ended March 31, 2013
	(in thousands)
	(unaudited)

	Equity Based Compensation	Amortization of Intangibles	Total
Cost of sales	$ 210	$ 39	$ 249
Marketing	78	--	78
Research and development	97	--	97
General and administrative	543	188	731
	$ 928	$ 227	$ 1,155

	Nine Months Ended March 31, 2013
	(in thousands)
	(unaudited)

	Equity Based Compensation	Amortization of Intangibles	Total
Cost of sales	$ 687	$ 117	$ 804
Marketing	250	--	250
Research and development	325	--	325
General and administrative	1,713	592	2,305
	$ 2,975	$ 709	$ 3,684

	Three Months Ended March 31, 2012
	(in thousands)
	(unaudited)

	Equity Based Compensation	Amortization of Intangibles	Total
Cost of sales	$ 201	$ 39	$ 240
Marketing	36	--	36
Research and development	88	--	88
General and administrative	597	259	856
	$ 922	$ 298	$ 1,220

	Nine Months Ended March 31, 2012
	(in thousands)
	(unaudited)

	Equity Based Compensation	Amortization of Intangibles	Total
Cost of sales	$ 606	$ 117	$ 723
Marketing	175	--	175
Research and development	308	--	308
General and administrative	1,780	777	2,557
	$ 2,869	$ 894	$ 3,763

ANAREN, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended	Nine Months Ended
	March 31, 2013	March 31, 2013
Cash flows from operating activities:
Net income	$ 5,333	$ 11,700

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,945	5,775
Amortization	293	973
Gain on disposal of fixed assets	(557)	(557)
Deferred income taxes	316	1,009
Equity-based compensation	928	2,975
Receivables	1,579	(1,183)
Inventories	517	(1,228)
Accounts payable	237	(1,804)
Other assets and liabilities	(2,152)	(2,298)
Net cash provided by operating activities	8,439	15,362

Cash flows from investing activities:
Capital expenditures	(1,891)	(4,075)
Proceeds from sale of property, plant, and equipment	557	5,787
Net maturities of held to maturity securities	2,614	11,679
Net cash provided by investing activities	1,280	13,391

Cash flows from financing activities:
(Payments made) proceeds from long-term debt obligation, net	(8,000)	--
Stock options exercised	242	1,718
Excess tax benefit from equity-based compensation	(8)	546
Purchase of treasury shares	(205)	(20,316)
Net cash used in financing activities	(7,971)	(18,052)

Effect of exchange rates on cash	73	87

Net increase in cash and cash equivalents	$ 1,821	$ 10,788

Cash and cash equivalents at beginning of period	$ 29,979	$ 21,012

Cash and cash equivalents at end of period	$ 31,800	$ 31,800
CONTACT: George Blanton, CFO
         315-362-0436
         Joseph E. Porcello, VP-Accounting
         315-362-0514